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                                                                    EXHIBIT 99.2

WABASH NATIONAL CORPORATION
Pro Forma Financial Information


The following represents condensed unaudited pro forma financial information assuming the BTZ divestiture occurred at the beginning of the periods presented below (in thousands):

                                                           AS           IMPACT OF
CONDENSED STATEMENT OF OPERATIONS                       REPORTED       DISPOSITION       PRO FORMA
----------------------------------                    -------------    ------------     -----------
Nine months ended September 30, 2001                  (unaudited)      (unaudited)      (unaudited)
------------------------------------
   Net sales                                           $  696,746               --         $696,746
   Income (loss) from operations                         (128,797)              --         (128,797)
   Net loss                                               (97,220)           3,864          (93,356)

Twelve months ended December 31, 2000                                  (unaudited)      (unaudited)
-------------------------------------
   Net sales                                           $1,332,172               --       $1,332,172
   Income (loss) from operations                           23,755               --           23,755
   Net loss                                                (6,736)           1,861           (4,875)

                                                           AS           IMPACT OF
CONDENSED STATEMENT OF FINANCIAL CONDITION              REPORTED       DISPOSITION       PRO FORMA
-------------------------------------------           -------------    ------------     -----------
As of September 30, 2001                               (unaudited)     (unaudited)       (unaudited)
------------------------
   Current assets                                        $402,048        ($1,219)         $400,829
   Non-current assets                                     355,063          1,753           356,816
   Current liabilities                                    257,929          1,500           259,429